Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2023 relating to the financial statements of Clene Inc. appearing in the Annual Report on Form 10-K of Clene Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Salt Lake City, UT

June 16, 2023